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                                                                      EXHIBIT 21


Subsidiaries of InaCom Corp.


Name                                                 State of Incorporation

Inacom Communications, Inc...........................................Nebraska

Inacom Solutions, Inc................................................Delaware

Inacomp Financial Services, Inc......................................Michigan

Inacom International, Inc............................................Delaware

Inacom Finance Corp..................................................Delaware

Perigee Communications, Inc.........................................Minnesota

Gorham Clark, Inc....................................................New York

Networks, Inc.........................................................Florida

Inacom Tennessee, Inc...............................................Tennessee

Inacom Professional Services, Inc....................................Nebraska